UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 3, 2008

MONOGRAM BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30369	94-3234479
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Oyster Point Blvd., South San Francisco, California, 94080

(Address of Principal Executive Offices, including zip code)

(650) 635-1100

(Registrant’s Telephone Number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 3, 2008, Monogram Biosciences, Inc. (“Monogram” or the “Company”) received a staff deficiency letter from The Nasdaq Stock Market (“Nasdaq”) indicating that, for the last 10 consecutive business days, the market value of Monogram’s listed securities has been below the minimum $50 million requirement for continued inclusion on the Nasdaq Global Market under Marketplace Rule 4450(b)(1)(A). The letter further indicated that Monogram is not in compliance with an alternative requirement for continued listing under Marketplace Rule 4450(b)(1)(B), which requires total assets and total revenue of $50 million each for the most recently completed fiscal year or two of the last three most recently completed fiscal years.

In accordance with Marketplace Rule 4450(e)(4), Monogram was given 30 calendar days, or until January 2, 2009, to regain compliance with the applicable Marketplace Rules. The letter also indicated that, if Monogram does not regain compliance by January 2, 2009, Nasdaq will provide written notification that Monogram’s common stock will be delisted, after which Monogram may appeal the staff determination to the Nasdaq Listing Qualifications Panel.

In its Quarterly Report on Form 10-Q filed on October 27, 2008, Monogram reported that, as of September 30, 2008, its total assets were $74.4 million and revenue for the nine months ended September 30, 2008 was $47.1 million. Monogram expects that total assets as of December 31, 2008 will remain in excess of $50 million. Monogram has previously announced guidance to investors that total revenues for the year ending December 31, 2008 will not only be greater than $50 million, but will be greater than $60 million. Accordingly, the Company expects to establish compliance with the alternative requirement for continued listing under Marketplace Rule 4450(b)(1)(B) in early 2009. However, in order to demonstrate compliance with this listing requirement, Monogram may be required to file summary or complete audited financial statements for 2008. As a result, the Company expects that it may receive a subsequent notice from Nasdaq as discussed above, and engage in a portion of the formal appeal process with Nasdaq before it is able to demonstrate compliance. The Company expects to file its Form 10-K for the year ended December 31, 2008 and regain compliance with Nasdaq listing standards before the end of February 2009.

A copy of the Company’s press release announcing receipt of the Nasdaq letter is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward Looking Statements

Certain statements in this Current Report on Form 8-K are forward-looking, including statements regarding Monogram’s expected compliance with Nasdaq listing requirements, potential proceedings to delist Monogram’s common stock from Nasdaq and Monogram’s projected assets and revenues. These forward-looking statements are subject to risks and uncertainties and other factors, which may cause actual results to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. These risks and uncertainties include, but are not limited to: risks and uncertainties relating to the performance and acceptance of Monogram’s products; the growth in revenues; the size, timing and success or failure of any clinical trials for CCR5 inhibitors, entry inhibitors or integrase inhibitors; the risk that Monogram’s VeraTag assays, including HERmark, may not predict response to particular therapeutic agents; the risk that Monogram may not be able to obtain additional cohorts of patient samples for additional VeraTag studies, Monogram’s ability to successfully conduct clinical studies and the results obtained from those studies; whether larger confirmatory clinical studies will confirm the results of initial studies; expected reliance on a few customers for the majority of Monogram’s revenues; the annual renewal of certain customer agreements; the impact of competition; whether payers will authorize reimbursement for Monogram’s products and services and the amount of such reimbursement that may be allowed; whether the FDA or any other agency will decide to further regulate Monogram’s products or services, including Trofile; whether the draft guidance on Multivariate Index Assays issued by the FDA will be subsequently determined to apply to Monogram’s current or planned products; whether Monogram will encounter problems or delays in automating its processes; the ultimate validity and enforceability of Monogram’s patent applications and patents; the possible infringement of the intellectual property of others; whether licenses to third party technology will be available; whether Monogram is able to build brand loyalty and expand revenues; restrictions on the conduct of its business imposed by the Pfizer, G.E. and other debt agreements; the impact of additional dilution if Monogram’s convertible debt is converted to equity; and whether Monogram will be able to raise sufficient capital in the future, if required. For a discussion of other factors that may cause actual events to differ from those projected, please refer to Monogram’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as other subsequent filings with the Securities and Exchange Commission. Monogram does not undertake, and specifically disclaims any obligation, to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release titled “Monogram Receives Nasdaq Notification,” dated December 9, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monogram Biosciences, Inc.
(Registrant)

Date: December 9, 2008	By:	/s/ Kathy L. Hibbs
Kathy L. Hibbs Senior Vice President, General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release titled “Monogram Receives Nasdaq Notification,” dated December 9, 2008.